As filed with the Securities and Exchange Commission on November 9, 2018

Registration No. 333-

 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RIMINI STREET, INC.
(Exact name of Registrant as specified in its charter)

Delaware	36-4880301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
(702) 839-9671
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Seth A. Ravin
Chief Executive Officer
Rimini Street, Inc.
3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
(702) 839-9671
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lisa A. Fontenot Gibson, Dunn & Crutcher LLP 1881 Page Mill Road Palo Alto, California 94304 (650) 849-5327	Thomas B. Sabol Daniel B. Winslow Andrew J. Terry Rimini Street, Inc. 3993 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89169 (702) 839-9671

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (1)(3)
Common Stock, $0.0001 par value
Preferred Stock, $0.0001 par value
Warrants
Total	$200,000,000	$24,240

(1)	There is being registered hereunder such indeterminate number or amount of common stock, preferred stock and warrants as may from time to time be issued by the registrant, which collectively shall have an aggregate initial offering price not to exceed $200,000,000. This registration statement also covers an indeterminate amount of securities that may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock and preferred stock being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.

(3)	The total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains a base prospectus that covers the offering, issuance and sale by us of up to $200,000,000 in the aggregate of our common stock, preferred stock and warrants, in each case from time to time in one or more offerings.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 9, 2018

PROSPECTUS

$200,000,000

Rimini Street, Inc.

Common Stock
Preferred Stock
Warrants

From time to time, in one or more offerings, we may offer and sell up to $200,000,000 of our (i) common stock, (ii) preferred stock and (iii) warrants, or any combination of these securities. Specific terms of such sales will be provided in supplements to this prospectus. Any prospectus supplements also will describe the specific manner in which these securities will be offered and may supplement, update or amend information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with any of these offerings.

We may offer and sell these securities through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. The securities may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 17 of this prospectus or by any means described in any applicable prospectus supplement.

Any prospectus supplements and related free writing prospectuses may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “RMNI”. On November 6, 2018, the last reported sale price for our common stock as reported on Nasdaq was $6.83 per share. We are an “emerging growth company,” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 6 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018.

You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities of Rimini Street, Inc. See the section titled “Where You Can Find Additional Information” for additional information. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any document incorporated by reference, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

The Rimini Street design logo and the Rimini Street mark appearing in this prospectus are the property of Rimini Street, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell up to $200,000,000 in total initial aggregate offering price of any combination of securities described in this prospectus, in one or more offerings and at prices and on terms that we determine at the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Any accompanying prospectus supplement may add, update or change information contained in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read both this prospectus and the accompanying prospectus supplement and any free writing prospectus together with the additional information described under “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” herein, the accompanying prospectus supplement and any related free writing prospectus, and under similar headings in any other documents that are incorporated by reference into this prospectus, the accompanying prospectus supplement and any related free writing prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES
UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus and any prospectus supplement together with the additional information described under the caption “Where You Can Find Additional Information” in this prospectus. Unless expressly indicated or the context requires otherwise, the terms “Rimini,” “Rimini Street,” “RMNI,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to the parent entity formerly named GP Investments Acquisition Corp., after giving effect to the business combination, and as renamed Rimini Street, Inc., and where appropriate, our wholly-owned subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include, but are not limited to, information concerning:

•	the evolution of the enterprise software support landscape facing our customers and prospects;
•	our ability to educate the market regarding the advantages of our enterprise software support services and products;
•	estimates of our total addressable market;
•	projections of customer savings;
•	our ability to maintain an adequate rate of revenue growth;
•	our expectations about future financial, operating and cash flow results;
•	our business plan and our ability to effectively manage our growth and associated investments;
•	beliefs and objectives for future operations;
•	our ability to expand our leadership position in independent enterprise software support;
•	our ability to attract and retain customers;
•	our ability to further penetrate our existing customer base;
•	our ability to maintain our competitive technological advantages against others in our industry;
•	our ability to timely and effectively scale and adapt our existing technology;
•	our ability to innovate new products and bring them to market in a timely manner, including our recently announced salesforce.com offerings;
•	our ability to maintain, protect and enhance our brand and intellectual property;
•	our ability to capitalize on changing market conditions including a market shift to hybrid and cloud/SaaS offerings for information technology environments;
•	our ability to develop strategic partnerships;
•	benefits associated with the use of our services;
•	our ability to expand internationally;
•	our intent and ability to raise equity or debt financing in the future;
•	the effects of increased competition in our market and our ability to compete effectively;
•	our intentions with respect to our pricing model;
•	cost of revenues, including changes in costs associated with production, manufacturing and customer support;
•	operating expenses, including changes in sales and marketing and general administrative expenses;
•	anticipated income tax rates;
•	sufficiency of cash to meet cash needs for at least the next 12 months, including quarterly cash dividends payable on our 13.00% Series A Redeemable Convertible Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”);
•	our ability to maintain our good standing with the United States and international governments and capture new contracts;
•	costs associated with defending intellectual property infringement and other litigation-related claims and our governmental inquiry, such as those claims discussed under the section titled “Business—Legal Proceedings” in our 2017 Annual Report on Form 10-K, as filed with the SEC on March 15, 2018, and in Note 7 of our unaudited condensed consolidated financial statements included in Part I, Item 1 of our Quarterly Report on Form 10-Q, as filed with the SEC on November 8, 2018;
•	the final amount and timing of any refunds from Oracle related to our litigation;
•	our expectations concerning relationships with third parties, including channel partners and logistics providers;
•	economic and industry trends or trend analysis;
•	the attraction and retention of qualified employees and key personnel;
•	future acquisitions of or investments in complementary companies, products, subscriptions or technologies;

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•	the effects of seasonal trends on our results of operations; and
•	other risks and uncertainties, including those set forth under the caption “Risk Factors.”

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. Moreover, we operate in a very competitive and rapidly changing market. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these and other risks, uncertainties and assumptions, which are described in greater detail under the caption “Risk Factors” herein, in any applicable prospectus supplement and in the documentation that are incorporated herein, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. You should read this prospectus, including the information incorporated by reference, and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity and performance, as well as other events and circumstances, may be materially different from what we expect.

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ABOUT RIMINI STREET, INC.

OVERVIEW

Rimini Street, Inc. is a global provider of enterprise software support products and services, and the leading independent software support provider for Oracle and SAP products, based on both the number of active clients supported and recognition by industry analyst firms. Recently, we announced plans to support Software as a Service (SaaS) solutions beginning with Salesforce. As a partner of Salesforce, we plan to provide our award-winning service and support for custom code, release updates and application integrations in addition to ongoing administrative, configuration and enhancement of Salesforce’s industry leading cloud solutions.

We founded our company to disrupt and redefine the enterprise software support market by developing and delivering innovative new products and services that fill a then unmet need in the market. We believe we have achieved our leadership position in independent enterprise software support by recruiting and hiring experienced, skilled and proven staff; delivering outcomes-based, value-driven and award-winning enterprise software support products and services; seeking to provide an exceptional client-service, satisfaction and success experience; and continuously innovating our unique products and services by leveraging our proprietary knowledge, tools, technology and processes.

Enterprise software support products and services is one of the largest categories of overall global information technology (“IT”) spending. We believe core enterprise resource planning (“ERP”), customer relationship management (“CRM”), product lifecycle management (“PLM”) and technology software platforms have become increasingly important in the operation of mission-critical business processes over the last 30 years, and also that the costs associated with failure, downtime, security exposure and maintaining the tax, legal and regulatory compliance of these core software systems have also increased. As a result, we believe that licensees often view software support as a mandatory cost of doing business, resulting in recurring and highly profitable revenue streams for enterprise software vendors. For example, for fiscal year 2017, SAP reported that support revenue represented approximately 46% of its total revenue, and for fiscal year 2018 Oracle reported a margin for cloud services and license support of 86%.

We believe that software vendor support is an increasingly costly model that has not evolved to offer licensees the responsiveness, quality, breadth of capabilities or value needed to meet the needs of licensees. Organizations are under increasing pressure to reduce their IT costs while also delivering improved business performance through the adoption and integration of emerging technologies, such as mobile, virtualization, internet of things (“IoT”) and cloud computing. Today, however, the majority of IT budget is spent operating and maintaining existing infrastructure and systems. As a result, we believe organizations are increasingly seeking ways to redirect budgets from maintenance to new technology investments that provide greater strategic value, and our software products and services help clients achieve these objectives by reducing the total cost of support.

As of September 30, 2018, we employed approximately 1,090 professionals and supported over 1,730 active clients globally, including 81 Fortune 500 companies and 18 Fortune Global 100 companies across a broad range of industries. We define an active client as a distinct entity, such as a company, an educational or government institution, or a business unit of a company that purchases our services to support a specific product. For example, we count as two separate active client instances in circumstances where we provide support for two different products to the same entity.

Our subscription-based revenue provides a strong foundation for, and visibility into, future period results. For the three months ended September 30, 2018 and 2017, we generated revenue of $62.6 million and $53.6 million, respectively, representing a quarter-over-quarter increase of 17%. We have a history of losses, and as of September 30, 2018, we had an accumulated deficit of $374.7 million. Approximately 64% and 69% of our revenue was generated in the United States for the three months ended September 30, 2018 and 2017, respectively. Approximately 36% and 31% of our revenue was generated in foreign jurisdictions for the three months ended September 30, 2018 and 2017, respectively.

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CORPORATE INFORMATION

RSI was originally incorporated in the State of Nevada in September 2005. On October 10, 2017, GPIA, deregistered as an exempted company in the Cayman Islands and domesticated as a corporation incorporated under the laws of the State of Delaware (the “Domestication”) upon the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”). Also on October 10, 2017, Let’s Go merged with and into RSI, with RSI surviving the first merger, with the surviving corporation then merging with and into GPIA, with GPIA surviving the second merger. On the effective date of the Domestication, each issued and outstanding ordinary share, par value $0.0001 per share, of GPIA prior to the Domestication converted automatically by operation of law, on a one-for-one basis, into shares of our common stock, par value $0.0001 per share, after the Domestication in Delaware. Immediately after consummation of the second merger, GPIA was renamed “Rimini Street, Inc.”

Our principal executive offices are located at 3993 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169, and our telephone number is (702) 839-9671.

Our website address is www.riministreet.com. The information on, or that can be accessed through, our website is not part of this prospectus.

EMERGING GROWTH COMPANY STATUS

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2020 (the last day of the fiscal year ending after the fifth anniversary of our initial public offering).

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, in each case as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, which will be incorporated by reference in this prospectus and any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus, any applicable prospectus supplement and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find Additional Information.”

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including working capital, acquisitions and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities, certain other interest-bearing securities or money market securities until the proceeds are applied for specified purposes. If we decide to use the net proceeds from a particular offering for a specific purpose other than as set forth above, we will describe that purpose in the applicable prospectus supplement.

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DESCRIPTION OF SECURITIES

GENERAL

The following is a summary of the rights of our securities and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

We are a Delaware corporation. Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share.

COMMON STOCK

As of November 1, 2018, we had issued and outstanding 63,580,470 shares of common stock.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of shares of our common stock shall be entitled to cast one vote for each share held on all matters submitted to a vote of our stockholders. Holders of shares of our common stock have no cumulative voting rights with respect to the election of directors. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and, if any, the participating preferred stock outstanding at that time, after prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences on shares of our Series A Preferred Stock in accordance with the certificate of designations filed on July 19, 2018 (the “CoD”) and the liquidation preferences, if any, on any other outstanding series of preferred stock.

PREFERRED STOCK

Series A Preferred Stock

Pursuant to the CoD, we have designated up to 180,000 shares of preferred stock, par value $0.0001 per share, as Series A Convertible Preferred Stock. As of November 1, 2018, we had issued and outstanding 140,846 shares designated as Series A Convertible Preferred Stock that are currently convertible into 14,084,600 shares of our common stock, subject to issuance of PIK Dividends (as defined below). Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock. There are no other series of shares of our preferred stock currently issued or outstanding. The rights and restrictions granted or imposed on the shares of the Series A Convertible Preferred Stock are described below.

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Dividend Rights

Holders of shares of our Series A Preferred Stock are entitled to a cash dividend of 10% per annum (the “Cash Dividend”), payable quarterly in cash in arrears. In addition, holders of shares of our Series A Preferred Stock are entitled to a payment-in-kind dividend of 3% per annum (the “PIK Dividend”), which capitalizes to additional shares of Series A Preferred Stock on a quarterly basis. In the event the Series A Preferred Stock is not redeemed or converted to common stock prior to July 19, 2023, then all dividends accruing on such Series A Preferred Stock thereafter will be payable in cash as accrued at a rate of 13% per annum. The PIK Dividend and the Cash Dividend, as well as the dividends payable after July 19, 2023, together are referred to herein as the “Dividends.” No dividends can be declared or paid on securities ranking junior to the Series A Preferred Stock unless also paid (on a proportionate basis) to the holders of shares of our Series A Preferred Stock.

Voting Rights

Holders of shares of our Series A Preferred Stock are entitled to vote with the common stock on an as-converted basis on all matters submitted to a vote of stockholders, except as otherwise provided in the CoD or by applicable law. In addition to voting with the common stock, holders of shares of our Series A Preferred Stock then outstanding shall approve certain other matters as set forth in the CoD.

No Preemptive Rights

Our Series A Preferred Stock is not entitled to preemptive rights.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, holders of shares of our Series A Preferred Stock are entitled to a liquidation preference in the amount of the greater of (i) $1,000 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) plus accrued but unpaid Dividends (the “Liquidation Preference”), and (ii) the per share amount of all cash, securities and other property to be distributed in respect of the common stock such holder would have been entitled to receive had it converted such Series A Preferred Stock immediately prior to the date fixed for such liquidation, dissolution or winding-up; provided that if any liquidation, dissolution or winding-up occurs prior to July 19, 2021, then the holders of our Series A Preferred Stock are entitled to receive the greater of (i) the Liquidation Preference plus a make-whole premium that provides the holders with full yield maintenance as if the Series A Preferred Stock was held until July 19, 2021, and (ii) the per share amount of all cash, securities and other property to be distributed in respect of the common stock such holder would have been entitled to receive had it converted a number of shares of Series A Preferred Stock equal to the original issue price for all such Series A Preferred Stock and the make-whole premium described in the immediately preceding clause (i).

Conversion Rights

Each share of Series A Preferred Stock is convertible at the option of the holder into shares of our common stock at a conversion price (the “Per Share Amount”) equal to the quotient of the Liquidation Preference and (ii) $10.00 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization); provided that if the conversion is elected by the holder solely in connection with our optional redemption right on or before July 19, 2021, the number of shares into which the Series A Preferred Stock is convertible, will be equal to (i) 1.0938 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) plus (ii) the number of shares of Series A Preferred Stock equal to (A) the aggregate amount of Cash Dividends that would have been paid up to and including July 19, 2021 divided by (B) the Liquidation Preference, as of the date immediately prior to the date fixed for such conversion.

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After July 19, 2021, we have the right to convert shares of Series A Preferred Stock into common stock, in the amount of shares of common stock as determined by the Per Share Amount, if our common stock volume weighted average of the closing prices for at least 30 trading days of the last 45 consecutive trading days prior to such conversion is greater than $11.50 per share (the “Mandatory Conversion”). A Mandatory Conversion may be done twice per calendar year upon the conditions set forth in this paragraph being met, and the number of shares that may be issued in any Mandatory Conversion will be limited to the number of shares of common stock that has publicly traded over the 60 consecutive trading days (less any other shares issued in a Mandatory Conversion during such time) prior to the Mandatory Conversion.

Notwithstanding the foregoing, in no event shall the conversion of all of the Series A Preferred Stock authorized in the CoD, in the aggregate, result in the issuance of more than 28.5 million shares of common stock of the Company (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization), and if no Cash Dividends were actually paid by us, the Series A Preferred Stock would be convertible into a maximum number of approximately 26.6 million shares of common stock through July 19, 2023. If Cash Dividends are paid fully in cash by us when due and all of the Series A Preferred Stock remains outstanding on July 19, 2023, the Series A Preferred Stock would be convertible into a maximum number of 16,260,000 shares of common stock.

Mandatory Redemption at Investor Election

The Series A Preferred Stock will become mandatorily redeemable (the “Mandatory Redemption”) at the election of the holders of a majority of the Series A Preferred Stock then outstanding on and after July 19, 2023 with 120 days’ notice to us (the “Mandatory Redemption Date”) at a redemption price per share equal to the sum of (i) the Liquidation Preference per share plus (ii) an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such share of Series A Preferred Stock from and including the immediately preceding dividend payment date to but excluding the Mandatory Redemption Date (the “Redemption Amount”). At our option, we will also be permitted to pay the Redemption Amount in common stock at a conversion price equal to the quotient of (i) the Redemption Amount, and (ii) our volume weighted average of the closing prices for the last 60 consecutive trading days prior to the date of redemption (the “Stock Redemption”). We may only effect the Stock Redemption (x) if applied to all holders of Series A Preferred Stock on a pro rata basis, and (y) into an aggregate amount not to exceed the number of shares of common stock that has publicly traded over the 60 consecutive trading days prior to the Mandatory Redemption Date, but in no event shall the number of shares of common stock issued in connection with a Stock Redemption for all of the authorized Series A Preferred Stock exceed a maximum amount of 28,500,000 minus the number of shares that have been issued upon any prior redemption or conversion of the Series A Preferred Stock. All excess will be paid in cash as set forth above. In the event the Redemption Amount is not paid as set forth above on the Mandatory Redemption Date, then such Redemption Amount shall be satisfied by the Convertible Notes, which Convertible Note shall have an aggregate principal amount to the unpaid Redemption Amount.

In addition, upon the occurrence of certain events as set forth in the CoD upon the reasonable determination of the holders of a majority of the shares of Series A Preferred Stock then outstanding (the date of written notice by such holders, the “MAE Redemption Date”), then the amount that would otherwise be payable if all then outstanding Series A Preferred Stock were immediately redeemed at the Redemption Amount shall be satisfied pursuant to the terms of the Convertible Notes, which notes shall have an aggregate principal amount effective on the MAE Redemption Date equal to the Redemption Amount.

Company Optional Redemption

Prior to July 19, 2021, on one or more occasions, we have the right (but not the obligation) to redeem the Series A Preferred Stock in an amount equal to the sum of three years of Dividends payable pursuant to the CoD minus the aggregate amount of Dividends actually paid and PIK Dividends accrued by the Company, plus the Liquidation Preference per share of Series A Preferred Stock. Any such redemptions (i) will be limited to an aggregate maximum of up to $80.0 million in aggregate during such three year period and (ii) (a) may only fund such redemption with proceeds received by us from (x) a common stock issuance, or (y) any award resulting from our pending legal proceedings, or (b) may make such redemptions using cash from operations provided that we have a minimum of $75.0 million of cash and cash equivalents of ours and our subsidiaries in the United States after giving effect to such redemption. After July 19, 2021, the we will have the right (but not the obligation) to redeem, in part or in whole, the Series A Preferred Stock at a per share price equal to the Redemption Amount. Any optional redemption shall be pro rata based on the number of shares of Series A Preferred Stock held by the Purchasers at the time of redemption. Holders of shares of our Series A Preferred Stock may exercise their conversion rights prior to any optional redemption.

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Convertible Notes

In connection with the issuance of the Series A Preferred Stock, we delivered a Convertible Note to each holder of shares of our Series A Preferred Stock to collateralize amounts, if any, that may become payable by us pursuant to certain redemption provisions of the shares of Series A Preferred Stock. No principal amount or interest will be outstanding under the Convertible Notes until a redemption event of the Series A Preferred Stock, provided, in certain circumstances, that the Redemption Amount has not otherwise been paid by the Company. The economic terms of the Convertible Notes are substantively similar to those of the Series A Preferred Stock. See the section titled “PIPE Proposal—Promissory Notes” in our Proxy Statement on Schedule 14A, as filed with the SEC on June 25, 2018 for more information related to Convertible Notes.

Description of Undesignated Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 100,000,000 shares of preferred stock in one or more series. The board of directors can fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying or preventing a change in control of our company and might harm the market price of our common stock.

Our board of directors will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

If we issue preferred stock pursuant to this prospectus, we will fix the rights, preferences, privileges, qualifications and restrictions of each series of such preferred stock in the certificate of designations relating to that series. If we issue preferred stock pursuant to this prospectus, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

WARRANTS

Outstanding Warrants

As of the date of this prospectus, there are outstanding an aggregate of 18,127,924 warrants to acquire our common stock, including (i) 6,062,500 warrants held by GPIC, Ltd., a Bermuda company (the “Sponsor”) that were issued in a private placement in connection with GPIA’s initial public offering (the “Sponsor Private Placement Warrants”), (ii) 8,625,000 warrants that were originally issued by GPIA in its initial public offering (the “Public Warrants”), of which 52,100 are held by an affiliate of the Sponsor and (iii) 3,440,424 warrants held by the CB Agent Services LLC (the “Origination Agent Warrants”). Each of the units issued in GPIA’s initial public offering contained one-half of a warrant. Each warrant entitles the holder thereof to purchase one share of our common stock. The Sponsor Private Placement Warrants and the Public Warrants are each exercisable for one share of our common stock at $11.50 per share. The Origination Agent Warrants are each exercisable for one share of our common stock at $5.64 per share.

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The Sponsor Private Placement Warrants are non-redeemable so long as they are held by their initial purchasers or their permitted transferees. If the Sponsor Private Placement Warrants are held by holders other than their initial purchasers or their permitted transferees, they will be redeemable by us and exercisable by the holders.

If a holder of Sponsor Private Placement Warrants elects to exercise them on a cashless basis, it would pay the exercise price by surrendering its warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Description of Warrants

The following description of the warrant agreements summarizes certain general terms that will apply to the warrants that we may issue and not the warrants of the Company that are currently outstanding. The description is not complete, and we refer you to the warrant agreements, which will be filed with the SEC in connection with our offering of any warrants and will be available as described under the heading “Where You Can Find Additional Information” in this prospectus, as well as the descriptions of any such warrants contained in an applicable prospectus supplement.

We may issue warrants to purchase common stock, preferred stock or other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of warrants;
•	the aggregate number of warrants offered;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;
•	the designation, number and terms of the common stock, preferred stock or other securities or rights, including rights to receive such securities;
•	payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable;
•	upon exercise of the warrants and procedures by which those numbers may be adjusted;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued as a unit;
•	separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Holders of warrants will not be entitled to:

•	vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of the Company.

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Each warrant that we may issue will entitle its holder to purchase the principal amount of the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or other security.

UNITS

Each unit consists of one share of common stock and one-half of one Public Warrant. Each whole Public Warrant entitles the holder thereof to purchase one share of our common stock at a price of $11.50 per share, subject to certain adjustments. A warrantholder may exercise its warrants only for a whole number of the company’s shares. This means that only a whole warrant may be exercised at any given time by a warrantholder.

As of November 1, 2018, 4,667 units were still outstanding. Holders of units must elect to separate the underlying shares of our common stock and Public Warrants prior to exercising their Public Warrants. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, our transfer agent, directly and instruct them to do so.

REGISTRATION RIGHTS

Warrant Consent and Conversion Agreement

Pursuant to the Warrant Consent and Conversion Agreement, we agreed that we would use our best efforts to prepare and file with the SEC a registration statement for the registration, under the Securities Act, of the offer and sale of all shares of our common stock issued or issuable under the Origination Agent Warrants. Additionally, we agreed to use our best efforts to cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the Origination Agent Warrants and cooperate with and otherwise permit any holder of the Origination Agent Warrants, at any time and from time to time after effectiveness of such registration statement, to undertake sales of the securities covered thereby. If the holders of the Origination Agent Warrants notify us that they desire to effect sales of shares of common stock issuable upon exercise of the Origination Agent Warrants pursuant to such registration statement by means of an underwritten offering, we will cooperate to the extent reasonably requested by such holders in such underwritten offering in customary fashion. Unless and until all of the Origination Agent Warrants have been exercised and all the shares of common stock underlying the Origination Agent Warrants have been sold by the holders, we shall continue to be obligated to comply with these registration obligations.

2015 Registration Rights Agreement

Shares held by the Sponsor and GPIA’s former independent directors, the Sponsor Private Placement Warrants and the Public Warrants (and any shares of our common stock issuable upon the exercise of the Sponsor Private Placement Warrants and the Public Warrants) are entitled to registration rights pursuant to a registration rights agreement entered into as of May 19, 2015, among GPIA, the Sponsor, GPIAC, LLC and the other parties thereto (the “2015 Registration Rights Agreement”). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the completion of the business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements. The shares held by GPIA’s former independent directors are now eligible for sale under Rule 144 of the Securities Act.

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2018 Registration Rights Agreement

The holders of our Series A Preferred Stock are entitled to registration rights pursuant to a registration rights agreement entered into as of July 19, 2018, among the Company and the investors parties thereto (the “2018 Registration Rights Agreement”). We are required to prepare and file a registration statement and use our commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act and to keep the registration statement continuously effective under the Securities Act, subject to certain limitations. In addition, the holders have certain “piggyback” registration rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

Warrant Agreement

Pursuant to a warrant agreement entered into on May 19, 2015, between GPIA and Continental Stock Transfer & Trust Company, as warrant agent, (the “GPIA Warrant Agreement”) GPIA agreed to use its best efforts to file a registration statement with the SEC registering the Sponsor Private Placement Warrants and resales of shares of common stock issuable upon the exercise of the Sponsor Private Placement Warrants and the Public Warrants, in addition to certain other securities, as soon as practicable, but in no event later than 15 business days after the closing of the initial business combination. GPIA agreed to use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants. If we fail to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise such warrants on a “cashless basis,” by exchanging the warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying the warrants, multiplied by the difference between the warrant price and the “Fair Market Value” (as defined in the GPIA Warrant Agreement) by (y) the Fair Market Value.

Equity Commitment

In connection with the Sponsor’s equity commitment in connection with the business combination, GPIA, the Sponsor and GPIAC, LLC agreed that the shares of common stock issued to the Sponsor upon the funding of its equity commitment would be deemed “Registrable Securities” under the Registration Rights Agreement.

Letter Agreement

In connection with the business combination, GPIA, the Sponsor and GPIAC, LLC agreed, pursuant to a letter agreement entered into on October 3, 2017, that our common stock issued to Cowen and Company, LLC (at a price of $10.00 per share) in settlement of certain fees owed to Cowen and Company, LLC would be included in this prospectus pursuant to the GPIA Warrant Agreement.

Investors’ Rights Agreement

Certain of our stockholders are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in RSI’s amended and restated investors’ rights agreement (the “IRA”) dated as of October 31, 2016. The registration rights set forth in the IRA expire upon the earlier of five years following the completion of an initial public offering of RSI, or, with respect to any particular stockholder, when such stockholder is able to sell all of its shares entitled to registration rights pursuant to Rule 144 of the Securities Act during any 90-day period.

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ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock. As discussed above under “—Preferred Stock,” our board of directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Series A Preferred Stock. As discussed above under “—Preferred Stock,” certain holders of our Series A Preferred Stock and common stock, acting together, have significant influence over all matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership might also have the effect of delaying or preventing a change of control of our company that other stockholders may view as beneficial.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting. Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock are not able to amend the amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws.

In addition, our amended and restated bylaws provide that special meetings of the stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer, our president or our secretary. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Board Classification. Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum. Our amended and restated bylaws provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine.

Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” (in each case as defined below) for a period of three years following the date the person became an interested stockholder unless:

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•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

TRANSFER AND WARRANT AGENT AND REGISTRAR

The transfer and warrant agent for our common stock, preferred stock and warrants is Continental Stock Transfer & Trust Company, which is located at 1 State Street Plaza, 30th Floor, New York, New York 10004, e-mail: cstmail@continentalstock.com.

EXCHANGE LISTING

Our common stock is listed on Nasdaq under the symbol “RMNI.” Our publicly-traded warrants are quoted on the OTC Pink Current Information Marketplace (“OTC Pink”) under the symbol “RMNIW” and our units are quoted on the OTC Pink under the symbol “RMNIU”.

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PLAN OF DISTRIBUTION

We are registering common stock, preferred stock and warrants with an aggregate offering price not to exceed $200,000,000, to be sold by us under a “shelf” registration process.

If we offer securities under this prospectus, we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

We may sell the securities in any of the following ways (or in any combination) from time to time:

•	to or through underwriters, brokers or dealers;
•	directly to one or more purchasers;
•	through agents;
•	“at the market offerings” to or through market makers or into an existing market for the securities;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	privately negotiated transactions;
•	short sales (including short sales “against the box”);
•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;
•	by pledge to secure debts and other obligations;
•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law and described in an applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and
•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices relating to the prevailing market prices; or
•	at negotiated prices.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In such a case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option). The underwriters may receive compensation from us, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

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We may offer the securities covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell the securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell our securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.

In effecting sales, broker-dealers or agents engaged by us may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from us in amounts to be negotiated immediately prior to the sale. Such compensation may be in excess of customary discounts, concessions or commissions.

In connection with the sale of the securities or otherwise, we may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities covered by this prospectus in the course of hedging the positions they assume. We may also sell short the securities covered by this prospectus and deliver the securities to close out short positions, or loan or pledge the securities covered by this prospectus to broker-dealers that in turn may sell these securities. We \ may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

Any underwriter, broker-dealer, or agent that participates in the distribution of the securities may be deemed to be an “underwriter” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement.

The aggregate proceeds to us from the sale of the any securities will be the purchase price of such securities less discounts and commissions, if any.

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Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities is traded, in the over-the-counter market or otherwise.

Agents, broker-dealers and underwriters may be entitled to indemnification by us, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the securities offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the actions of the Company and our affiliates.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling securities under this prospectus, we may sell the securities offered pursuant to other available exemptions from the registration requirements of the Securities Act.

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LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Gibson, Dunn & Crutcher LLP, Palo Alto, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Rimini Street, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549, at prescribed rates. Please call 1-800-SEC-0330 for further information on the Public Reference Room. Our website address is www.riministreet.com. The information on, or that can be accessed through, our website is not part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference.  We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 15, 2018, as amended;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, filed on May 10, 2018, for the quarter ended June 30, 2018, filed on August 9, 2018, and for the quarter ended September 30, 2018, filed on November 8, 2018;
•	Current Reports on Form 8-K filed with the SEC on January 9, 2018, January 16, 2018, January 24, 2018, March 6, 2018, June 8, 2018, June 18, 2018, June 25, 2018, July 12, 2018, July 19, 2018, August 15, 2018, August 23, 2018, September 13, 2018, September 27, 2018 and November 9, 2018 (in each case, except for information contained therein which is furnished rather than filed); and
•	the description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on May 15, 2015, including any amendment or report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Rimini Street, Inc.

3993 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

telephone number (702) 839-9671

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.investors.riministreet.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below are the expenses (other than underwriting discounts and commissions) that we expect to incur in connection with the issuance and distribution of the common stock registered hereby. With the exception of the SEC registration fee and the FINRA filing fee, the amounts set forth below are estimates.

SEC registration fee		$24,240
FINRA filing fee		$30,500
Printing fees	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or
•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
•	the rights provided in our amended and restated bylaws are not exclusive.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

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ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)       Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement.
2.1	Agreement and Plan of Merger by and among the Registrant, GPIA, Let’s Go, and the Holder Representative named therein, dated as of May 16, 2017.	8-K	001-37397	2.1	May 17, 2017
2.2	Amendment No. 1 to Agreement and Plan of Merger by and among the Registrant, GPIA, Let’s Go, and the Holder Representative named therein, dated as of June 30, 2017.	8-K	001-37397	2.1	June 30, 2017
3.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-37397	3.1	October 16, 2017
3.2	Amended and Restated Bylaws of the Registrant.	8-K	001-37397	3.2	October 16, 2017
3.3	Certificate of Designations of 13.00% Series A Redeemable Convertible Preferred Stock	8-K	001-37397	3.1	July 19, 2018
4.1	Form of common stock certificate of the Registrant.	S-4	333-219101	4.5	June 30, 2017
4.2	Form of warrant certificate of the Registrant.	S-1	333-203500	4.3	April 17, 2015
4.3*	Form of Warrant Agreement
5.1	Opinion of Gibson, Dunn & Crutcher LLP relating to base prospectus.**
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm. **
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1). **
24.1	Power of Attorney (included on signature page). **

* To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

** Filed herewith.

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ITEM 17.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 9, 2018.

RIMINI STREET, INC.

By:	/s/ Seth A. Ravin
Seth A. Ravin
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Seth A. Ravin, Thomas Sabol, Thomas C. Shay and Daniel Winslow, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Seth A. Ravin	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 9, 2018
Seth A. Ravin

/s/ Thomas Sabol	Chief Financial Officer, Senior Vice President (Principal Accounting and Financial Officer)	November 9, 2018
Thomas Sabol

/s/ Thomas C. Shay	Senior Vice President, Global Operations, Secretary and Director	November 9, 2018
Thomas C. Shay

/s/ Jack L. Acosta	Director	November 9, 2018
Jack L. Acosta

/s/ Thomas Ashburn	Director	November 9, 2018
Thomas Ashburn

/s/ Steve Capelli	Director	November 9, 2018
Steve Capelli

/s/ Robin Murray	Director	November 9, 2018
Robin Murray

/s/ Margaret (Peggy) Taylor	Director	November 9, 2018
Margaret (Peggy) Taylor

/s/ Antonio Bonchristiano	Director	November 9, 2018
Antonio Bonchristiano

/s/ Andrew Fleiss	Director	November 9, 2018
Andrew Fleiss